KESSELMAN & KESSELMAN   Certified Public Accountants (Isr)





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in the amendment No. 2 to the registration statement on FORM S-2 (File No.33-51023) of Ampal American Israel Corporation of our report on the consolidated financial statements of Ophir Holdings Limited, dated March 9, 1993, included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1992, and to all references to our firm included in such registration statement.

          January 21, 1994

                                                      KESSELMAN & KESSELMAN